Exhibit 21.1

Subsidiaries of PVR Partners, L.P.

Name	Jurisdiction of Organization
Connect Energy Services, LLC	Delaware
Connect Gas Pipeline LLC	Delaware
Dulcet Acquisition LLC	Delaware
Fieldcrest Resources LLC	Delaware
K Rail LLC	Delaware
Kanawha Rail LLC	Virginia
LJL, LLC	West Virginia
Loadout LLC	Delaware
Penn Virginia Operating Co., LLC	Delaware
Penn Virginia Resource Finance Corporation	Delaware
Penn Virginia Resource Finance Corporation II	Delaware
PVR GP, LLC	Delaware
PVR Finco LLC	Delaware
PVR Gas Gathering, LLC	Delaware
PVR Gas Pipeline, LLC	Delaware
PVR Gas Processing LLC	Delaware
PVR Gas Utility, LLC	Delaware
PVR Hydrocarbon LLC	Delaware
PVR Laverne Gas Processing LLC	Oklahoma
PVR Marcellus Gas Gathering, LLC	Delaware
PVR Midstream LLC	Delaware
PVR NEPA Gas Gathering, LLC	Texas
PVR Services, LLC	Delaware
PVR Utica Gas Gathering, LLC	Delaware
PVR Water Services, LLC	Delaware
Suncrest Resources LLC	Delaware
Toney Fork LLC	Delaware
Aqua-PVR Water Services LLC (51% ownership interest)	Delaware
CBC/Leon Limited Partnership (91% ownership interest)	Oklahoma
Coal Handling Solutions LLC (50% ownership interest)	Delaware
Covington Handling LLC (50% ownership interest)	Delaware
Kingsport Handling LLC (50% ownership interest)	Delaware
Kingsport Services LLC (50% ownership interest)	Delaware
Leon Limited Partnership I (50% ownership interest)	Oklahoma
Maysville Handling LLC (50% ownership interest)	Delaware